UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2008
Date of Report (Date of earliest event reported)

ROYALITE PETROLEUM COMPANY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2580 Anthem Village Drive, Suite 112
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

(360) 201-0400
Registrant's telephone number, including area code

3001 Riviera Road
Austin, TX 78733
Tel: 512-402-0909
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 18, 2008, Michael Cass, the Chief Executive Officer, President and a Director of Royalite Petroleum Company Inc. (the “Company”), resigned as the Company’s Chief Executive Officer, President and a Director.

The Company believes that Mr. Cass’s resignation was a result of an ongoing conflict between him and the other directors of the Company. In particular, Mr. Cass did not have the confidence of the Board of Directors with the result that the Board of Directors refused to enter into transactions proposed by Mr. Cass. In addition, the Board of Directors refused to permit Mr. Cass to pay his management company and an investor relations consultant in priority to other creditors of the Company. In addition, Mr. Cass disagreed with the course of negotiations with a potential financier. Mr. Cass also cited the other directors’ lack of experience in the oil and gas industry which, in his view, contributed to their disagreement on his proposals. The complete text of Mr. Cass’s letter of resignation is attached as an exhibit to this report.

Effective February 18, 2008, the Board of Directors accepted Mr. Cass’s resignation from all positions and appointed Company director, Chief Financial Officer, Secretary and Treasurer, Mr. Logan Anderson, as interim President and Chief Executive Officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit
Number	Description of Exhibit

17.1	Resignation of Michael Cass

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALITE PETROLEUM COMPANY INC.

Date: February 19, 2008
	By:	/s/ Logan B. Anderson

LOGAN B. ANDERSON
Chief Financial Officer